UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	April 25, 2007

Bucyrus International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50858	39-0188050
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

P.O. Box 500, 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172
(Address of principal executive offices, including ZIP code)

(414) 768-4000
(Registrant’s telephone number, including area code)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 7.01.      Regulation FD Disclosure.

        On April 25, 2007, Bucyrus International, Inc. (the “Company”) made a presentation to its stockholders at the Company’s 2007 Annual Meeting of Stockholders. A copy of the presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Attached as Exhibit 99.2 to this Current Report on Form 8-K is a reconciliation of Adjusted EBITDA for 2006 for each of the Company and DBT GmbH (“DBT”).

        The financial information relating to the Company’s proposed acquisition of DBT in the Company’s presentation, including the pro forma condensed combined financial information and related statistical data, is preliminary and subject to potential material change when more information becomes available, including the receipt of the audited historical financial statements of DBT. Differences in the information provided to the Company by DBT regarding its results of operations and financial condition could have a material impact on the pro forma and other financial information and related statistical data presented. The pro forma information does not reflect costs that the Company may incur to integrate DBT, and those costs may be material. Accordingly, the pro forma and other financial information provided does not purport to be indicative of the financial condition or results of operations and related statistical data as of the effective date of the acquisition of DBT, as of the date of this Current Report on Form 8-K, or as of any other future date or period. The Company does not intend to update the information as more information becomes available.

Item 9.01.      Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being furnished herewith:

(99.1)	Presentation of Bucyrus International, Inc. dated April 25, 2007.

(99.2)	2006 Adjusted EBITDA reconciliation for Bucyrus International, Inc. and DBT GmbH.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCYRUS INTERNATIONAL, INC.
Dated: April 25, 2007	By: /s/ Craig R. Mackus
Name: Craig R. Mackus
Title: Chief Financial Officer and Secretary

BUCYRUS INTERNATIONAL, INC.
FORM 8-K
EXHIBIT INDEX

Exhibit
Number	Description

(99.1)	Presentation of Bucyrus International, Inc. dated April 25, 2007.

(99.2)	2006 Adjusted EBITDA reconciliation for Bucyrus International, Inc. and DBT GmbH.